UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2018

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2018, Mark Weinswig informed us that he will be resigning as our Chief Financial Officer effective as of March 5, 2018. On March 1, 2018, our Board of Directors approved the appointment of Thomas Murphy to serve as our Chief Financial Officer effective as of March 5, 2018. Mr. Weinswig will continue with us in a consulting capacity for the near term.

Mr. Murphy is a co-founder of our company and served as our Chief Financial Officer from our inception in June 2014 through August 10, 2017, at which time Mr. Murphy elected retirement. Mr. Murphy also served as a member of our Board of Directors from our inception through August 30, 2017, at which time he resigned from our Board. From May 2013 to June 2014, Mr. Murphy worked alongside his fellow co-founders, Dr, Stephen Clarke and Selwyn Mould, in the development of our AquaRefining process and current business. From September 2009 to May 2013, Mr. Murphy served as Chief Financial Officer of Applied Intellectual Capital, Ltd. In addition Mr. Murphy has over 30 years’ experience in senior financial positions working in publishing, construction and aviation industries. Mr. Murphy has advised us that he has accepted the Chief Financial Officer position on an interim basis and we intend to commence a search for a permanent Chief Financial Officer.

On March 5, 2018, we issued a press release announcing the resignation of Mr. Weinswig and appointment of Mr. Murphy. A copy of the press release is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 99.1	Press release dated March 5, 2018 announcing the resignation of Mark Weinswig and appointment of Thomas Murphy	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: March 5, 2018	/s/ Stephen R. Clarke
Stephen R. Clarke
Chief Executive Officer